As filed with the Securities and Exchange Commission on March 14, 2008

Registration No.  333-98647
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)
                  322 East Main
                     Bismarck, North Dakota 58501
                 (701) 250-3040
            (Address, including zip code, and telephone number,
    including area code, of registrant’s principal executive offices)

BNCCORP, Inc. 2002 Stock Incentive Plan
(Full title of the plan)

45-0402816 (I.R.S. Employer Identification Number)
Gregory K. Cleveland
President and Chief Executive Officer
BNCCORP, Inc.
322 East Main
Bismarck, North Dakota 58501
(701) 250-3040
 (Names, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: William B. Masters Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8278 Fax: (504) 582-8278

THIS POST-EFFECTIVE AMENDMENT TO FORM S-8 REGISTRATION STATEMENT IS BEING FILED SOLELY TO DEREGISTER ALL SHARES OF COMMON STOCK (AND RELATED PLAN INTERESTS) WHICH WERE REGISTERED UNDER THE REGISTRATION STATEMENT AND WHICH HAVE NOT BEEN ISSUED OR SOLD PRIOR TO THE DATE OF FILING HEREOF

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DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by BNCCORP, Inc. (“BNCCORP”) in order to deregister all 107,250 shares of BNCCORP’s common stock, $.01 par value, and associated preferred stock purchase rights, that remain unsold under the Registration Statement which was filed with the Securities and Exchange Commission and became effective on August 23, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on March 14, 2008.

BNCCORP, Inc.

By:         /s/ Gregory K. Cleveland
        Gregory K. Cleveland
President and Chief Executive Officer

[Signatures are on following page.]

S-1

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark W. Sheffert
Mark W. Sheffert	Chairman of the Board and Director	March 14, 2008

/s/ Gregory K. Cleveland
Gregory K. Cleveland	President, Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2008
/s/ Timothy J. Franz
Timothy J. Franz	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2008
/s/ Gaylen Ghylin
Gaylen Ghylin	Director	March 14, 2008

*
Richard M. Johnsen, Jr.	Director	March 14, 2008

*
Tracy Scott	Director	March 14, 2008

*
Jerry R. Woodcox	Director	March 14, 2008

/s/ Stephen H. Roman
Stephen H. Roman	Director	March 14, 2008
/s/ Bradley D. Bonga
Bradley D. Bonga	Director	March 14, 2008

*By:        /s/ Gregory K. Cleveland
Gregory K. Cleveland
Attorney-in-fact

S-2